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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




         We consent to the use in this Amendment No. 1 to Registration Statement No. 333-133861 on Form SB-2 of our report dated April 6, 2006, relating to the financial statements of MicroIslet, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to MicroIslet, Inc.'s ability to continue as a going concern as discussed in Note 1) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

San Diego, California
May 11, 2006